Exhibit 99.1

FOR IMMEDIATE RELEASE
August 27, 2014

Investor Contact:
Craig Felenstein
craig_felenstein@discovery.com
212-548-5109

Media Contact:
Catherine Frymark
catherine_frymark@discovery.com
240-662-2934

DISCOVERY COMMUNICATIONS TO REPORT THIRD QUARTER 2014 RESULTS ON TUESDAY, NOVEMBER 4

(Silver Spring, Md.) – Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) will report third quarter 2014 results on Tuesday, November 4, 2014, at 7:00 a.m. ET.  The company will host a conference call at 8:30 a.m. ET to discuss the results.

To access the conference call in the U.S. dial 1-800-901-5213, or outside of the U.S. dial 1-617-786-2962, and use the following passcode: DISCA. Please dial in approximately 10 minutes in advance to ensure you are connected prior to the beginning of the call.

A live audio webcast of the call also will be available on Discovery Communications’ website at www.discoverycommunications.com.

A replay of the call will be available beginning approximately one hour after the completion of the call until November 25, 2014.  The replay can be accessed by phone in the U.S. at 1-888-286-8010 and outside of the U.S. at 1-617-801-6888 using the following passcode: 75870426.  The replay also will be available via audio webcast in the “Investor Relations” section of the company’s website.

About Discovery Communications
Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) is the world’s #1 pay-TV programmer reaching 2.7 billion cumulative subscribers in more than 220 countries and territories. Discovery is dedicated to satisfying curiosity, engaging and entertaining viewers with high-quality content on worldwide television networks, led by Discovery Channel, TLC, Animal Planet, Investigation Discovery and Science, as well as U.S. joint venture network OWN: Oprah Winfrey Network. Discovery also controls Eurosport International, a premier sports entertainment group, including six pay-TV network brands across Europe and Asia. Discovery also is a leading provider of educational products and services to schools, including an award-winning series of K-12 digital textbooks, through Discovery Education, and a digital leader with a diversified online portfolio, including Discovery Digital Networks. For more information, please visit www.discoverycommunications.com.

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